UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 02, 2024

REPAY HOLDINGS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38531	98-1496050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road Suite 200
Atlanta, Georgia		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 404 504-7472

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Convertible Senior Notes due 2029 Offering

On July 2, 2024, Repay Holdings Corporation (the “Company”) issued a press release announcing a proposed offering (the “Convertible Notes Offering”) of $260 million aggregate principal amount of its convertible senior notes due 2029 (the “2029 Notes”) pursuant to Rule 144A under the Securities Act of 1933, as amended. In addition, the Company expects to grant the initial purchasers of the 2029 Notes an option to purchase up to an additional $27.5 million aggregate principal amount of the 2029 Notes for settlement within a 13-day period beginning on, and including, the first day on which the 2029 Notes are issued. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Information Included in the Offering Memorandum

The Company is providing the disclosure below which the Company included in a preliminary offering memorandum, dated July 2, 2024, relating to the Convertible Notes Offering described above:

Following the Convertible Notes Offering, the Company intends to seek to increase the capacity of its revolving credit facility up to $250 million, subject to completion of the Convertible Notes Offering, sufficient lender commitments and market and other conditions; however, there is no assurance that such increase will be completed.

The information in this Current Report on Form 8-K is being furnished and shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the timing and terms of the offering and the proposed use of proceeds, statements about the potential increase in capacity of the Company’s revolving credit facility, and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the Company’s control, including, without limitation, the factors described in the Company’s reports filed with the Securities and Exchange Commission. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

All information set forth in this Current Report on Form 8-K speaks only as of the date hereof in the case of information about the Company or the date of such information in the case of information from persons other than the Company, and the Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 2, 2024
104	Cover page (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Date:	July 2, 2024	By:	/s/ Tyler B. Dempsey
Tyler B. Dempsey General Counsel and Corporate Secretary